Exhibit 99.1

AT THE COMPANY:
John L. Hendrix
Executive Vice President & CFO
(713) 623-0790

Cornell Companies Reports Fourth Quarter and Year-End 2003 Results

HOUSTON, TX (March 11, 2004) — Cornell Companies, Inc. (NYSE: CRN)

•                  As reported basis:  Q4 2003 net loss per share of $0.12 vs. diluted EPS of $0.22 in Q4 2002.
• Revenues rose 2% from Q4 2002, mainly due to higher occupancy.

• Income from operations decreased to $1.7 million from $9.3 million in Q4 2002, primarily due to expenses  totaling approximately $7.0 million pre-tax ($4.1 million after-tax or $0.32 per diluted share) related to an escrow account charge of approximately $5.4 million, pre-opening and start-up costs of new facilities and losses associated with the New Morgan Academy.

•                  Met expectations on a pro forma basis:  Q4 2003 diluted EPS of $0.20 vs. $0.29 in Q4 2002.

• Pro forma results exclude pre-opening and start-up revenues and costs, revenues and costs associated with the New Morgan Academy, and the escrow account charge.
• Pro forma revenues rose 1% compared with last year.
• Pro forma income from operations decreased 17% vs. a year ago.

•                  Year-end results were within the company’s previously announced projections.
• As reported basis:  2003 diluted EPS of $0.30 vs. $0.48 diluted EPS in 2002.
• Pro forma basis:  2003 diluted EPS of $0.80 vs. $0.75 diluted EPS in 2002

•                  Cornell expects GAAP diluted EPS of $0.05 for Q1 2004 and $0.55 for the year 2004.

•                  Cornell continues to expect pro forma diluted EPS of $0.90 in 2004, including $0.14 in Q1.

Fourth Quarter And Twelve-Month Highlights (Amounts in thousands, except per share data)

	Fourth Quarter		Twelve Months Ended
As Reported	12/31/2003	12/31/2002	12/31/2003	12/31/2002
Revenue	$69,379	$67,959	$271,632	$275,145
Income from operations	1,675	9,321	24,384	31,577
Income (loss) before cumulative effect of change in accounting	(1,608)	2,925	3,970	7,327
Net income (loss)	(1,608)	2,925	3,970	6,362
EPS diluted before cumulative effect of change in accounting	$(0.12)	$0.22	$0.30	$0.55
EPS – diluted	$(0.12)	$0.22	$0.30	$0.48
Shares outstanding used in diluted per share computation	13,064	13,045	13,263	13,232

Pro Forma, excluding New Morgan Academy, start-up costs and related revenue and unusual charges in 2003 and 2002:*
Revenue	$68,563	$67,815	$270,169	$261,855
Income from operations	8,707	10,459	34,172	35,489
Income before cumulative effect of change in accounting	2,700	3,735	10,623	10,903
Net Income	2,700	3,735	10,623	9,938
EPS – diluted	$0.20	$0.29	$0.80	$0.75

*  See reconciliation of historical and forward-looking information attached.

-MORE-

Cornell Companies Reports Fourth Quarter and Year-End 2003 Results

HOUSTON, TX (March 11, 2004) — Cornell Companies, Inc. (NYSE: CRN) today reported a net loss for the fourth quarter ended December 31, 2003, of $1.6 million or $0.12 per share, compared with net income of $2.9 million or $0.22 per diluted share in the fourth quarter of 2002.  This year’s fourth quarter net loss included a total of approximately $4.3 million or $0.32 per share in unusual items, primarily for the loss on funds diverted from an escrow account, start-up costs for new facilities, and losses associated with the New Morgan Academy, which has been closed since the fourth quarter of 2002.  As previously disclosed, Cornell deposited $12.9 million into what it believed to be an escrow account, and although most of the funds have either been used in the project or returned to a valid escrow account, $5.4 million has yet to be recovered and was written off as a loss in the fourth quarter of 2003.  Cornell continues to make every legal effort to recover the $5.4 million.  The fourth quarter net income for 2002 included a total of $0.9 million or $0.07 per diluted share in unusual items, primarily for losses associated with the New Morgan Academy.  Excluding the effects of unusual items for comparative purposes in order to help investors better understand the operating results attributable to the Company’s core continuing business operations, fourth quarter 2003 pro forma earnings were $2.7 million or $0.20 per diluted share versus $3.7 million or $0.29 per diluted share in the fourth quarter of 2002.  The decrease in fourth quarter pro forma results was mainly due to an inability to obtain rate increases at certain facilities to keep pace with increases in insurance and employee costs.  Cornell is making strong efforts to obtain rate increases for 2004 through a number of initiatives.

“Our fourth quarter and full year 2003 pro forma earnings were within our previously announced projections and we made significant progress on a number of growth initiatives that will have a positive impact on our results in 2004 and beyond,” commented Harry J. Phillips, Jr., Cornell’s chairman and chief executive officer.  “However, our fourth quarter results on an as-reported basis were reduced by unusual charges of $5.4 million attributable to the Southern Peaks escrow matter.  We continue to take every legal effort to recover the $5.4 million.”

Phillips concluded, “On a positive note, our operations are strong and our new programs are ramping up as planned.  Looking to 2004, we continue to estimate GAAP earnings of $0.55 per diluted share and pro forma earnings of $0.90 per diluted share, including GAAP earnings of $0.05 per diluted share and pro forma earnings of $0.14 per diluted share for the first quarter.  These pro forma estimates exclude pre-opening and start-up costs for new facilities and losses associated with the New Morgan Academy.”

Thomas R. Jenkins, Cornell’s president and chief operating officer, noted, “We are on track with our new programs to add approximately $90 million in annualized revenues over the next couple of years, a more than 30% increase from our current level.  In addition, we have positive indications on a few opportunities that could be announced over the next several months.  We are also pleased to see market conditions strengthen in the adult secure sector and we expect to be aggressive bidders on a number of RFPs in the months ahead.  Cornell’s future is very exciting:  our new programs will begin to add revenues in 2004 and reach their full revenue potential in 2005, and we have several exciting prospects for more growth in our pipeline.  We expect the impact of this growth to be very significant and very positive.”

Fourth quarter revenues were $69.4 million compared with $68.0 million in the fourth quarter of 2002. The 2003 fourth quarter included $0.8 million in revenues from start-up operations, while the 2002 fourth quarter included $0.3 million in revenues from the New Morgan Academy that was closed during that quarter.  Excluding the impact of pre-opening and start-up costs in the 2003 fourth quarter and New Morgan Academy revenues in the 2002 fourth quarter, pro forma fourth quarter 2003 revenues were $68.6 million compared with $67.6 million in the prior year’s quarter.  Management continues to review a number of proposals regarding the most appropriate use of the New Morgan Academy, including the possible lease of the facility.  Cornell continued to maintain strong levels of average contract occupancy, with an average occupancy of 100.2% of contracted occupancy readiness levels for this year’s fourth quarter compared with 100.8% in last year’s fourth quarter.  Excluding start-up operations in the 2003 fourth quarter and New Morgan in the 2002 fourth quarter, average contract occupancy was 101.2% in 2003 compared with 100.8% in the 2002 fourth quarter.

Income from operations in the 2003 fourth quarter was $1.7 million compared with $9.3 million in the same quarter of 2002. Comparisons of fourth quarter income from operations were affected by the $5.4 million escrow charge and $1.1 million in start-up costs, net of start-up revenue, in 2003, and charges related to New Morgan Academy of $0.5 million in 2003 and $1.0 million in 2002.  As previously disclosed, the continuing after-tax cost associated with New Morgan Academy is approximately $200,000 per month.  Excluding the impact of the escrow charge, start-up costs, the New Morgan Academy and other unusual items, pro forma income from operations was $8.7 million in the 2003 fourth quarter compared with $10.5 million in the comparable quarter of 2002.

For the twelve-months ended December 31, 2003, revenues were $271.6 million compared with $275.1 million in the year-ago period due to the closing of the New Morgan Academy in the fourth quarter of 2002.   Excluding start-up revenues in 2003 and New Morgan Academy revenues primarily in 2002, twelve-month revenues would have increased 3% to $270.2 million from $261.9 million in the prior year.  Income from operations under generally accepted accounting principles was $24.4 million compared with $31.6 million in the prior year.  Excluding the impact of the escrow charge, New Morgan Academy, start-up costs and other unusual items, 2003 pro forma income from operations was $34.2 million compared with $35.5 million in 2002.   Net income was $4.0 million or $0.30 per diluted share in 2003, down from $6.4 million or $0.48 per diluted share last year, which included charges of $1.0 million or $0.07 per diluted share for the cumulative effect of a change in accounting principle.  Excluding the impact of the escrow charge, New Morgan Academy, start-up costs and other unusual items, pro forma net income was $10.6 million or $0.80 per diluted share in 2003, up from $9.9 million or $0.75 per diluted share last year.

Quarterly Webcast

Cornell’s management will host a conference call and simultaneous webcast of the call at 11:00 am Eastern today, March 11.  The webcast may be accessed through www.companyboardroom.com as well as Cornell’s home page, www.cornellcompanies.com.  A replay will also be available on the above web sites and by dialing (800) 405-2236 or (303) 590-3000 and providing confirmation code 572121.  The replay will be available through March 18, 2004 by phone and for 30 days on the Internet.  This earnings release can be found on Cornell’s website at www.cornellcompanies.com under “Investor Relations – Press Releases.”

Cornell Companies, Inc. is a leading private provider of corrections, treatment and educational services outsourced by federal, state and local governmental agencies. Cornell provides a diversified portfolio of services for adults and juveniles, including incarceration and detention, transition from incarceration, drug and alcohol treatment programs, behavioral rehabilitation and treatment, and grades 3-12 alternative education in an environment of dignity and respect, emphasizing community safety and rehabilitation in support of public policy. Cornell (http://www.cornellcompanies.com) has 70 facilities with a total service capacity of 16,514. Cornell’s facilities are located in 14 states and the District of Columbia.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current plans and actual future activities and results of operations may be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, (i) the outcomes of pending putative class action shareholder and derivative lawsuits, and related insurance coverage, (ii) the outcome of the pending SEC investigation (iii) risks associated with acquisitions and the integration thereof (including the ability to achieve administrative and operating cost savings and anticipated synergies), (iv) the timing and costs of the opening of new programs and facilities or the expansions of existing facilities, (v) changes in governmental policy and/or funding to discontinue or not renew existing arrangements,  to eliminate or discourage the privatization of correctional, detention and pre-release services in the United States, or to eliminate rate increases. (vi) the availability of debt and equity financing on terms that are favorable to the Company, (vii) fluctuations in operating results because of occupancy, competition (including competition from two competitors that are substantially larger than the Company), increases in cost of operations, fluctuations in interest rates and risks of operations, (viii) significant charges to expense of deferred costs associated with financing and other projects in development if management determines that one or more of such projects is unlikely to be successfully concluded, (ix) results from alternative deployment or sale of facilities such as the New Morgan Academy or the inability to do so and (x) the Company’s ability to negotiate a contract amendment with the BOP related to the Moshannon Valley Correctional Center.

(Financial Tables Follow)

CORNELL COMPANIES, INC.

FINANCIAL HIGHLIGHTS

($000’s except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002

Revenues	$69,379	$67,959	$271,632	$275,145
Operating expenses	52,791	51,855	209,736	212,309
Pre-opening and start-up expenses (A)	1,945	—	3,398	—
Depreciation and amortization	2,992	2,527	10,699	9,779
General and administrative expenses	9,976	4,256	23,415	21,480
Income from operations	1,675	9,321	24,384	31,577
Interest expense, net	4,458	4,503	17,654	18,724
Minority interest in consolidated special purpose entities	—	—	—	574
Income (loss) before provision for income taxes and cumulative effect of changes in accounting principles	(2,783)	4,818	6,730	12,279
Provision (benefit) for income taxes	(1,175)	1,893	2,760	4,952
Income (loss) before cumulative effect of changes in accounting principle	(1,608)	2,925	3,970	7,327
Cumulative effect of changes in accounting principles, net of related income tax (benefit) of ($671) in 2002	—	—	—	(965)
Net income (loss)	$(1,608)	$2,925	$3,970	$6,362

Earnings (loss) per share:
- Basic
Income (loss) before cumulative effect of changes in accounting principles	$(.12)	$.23	$.31	$.57
Cumulative effect of changes in accounting principles	—	—	—	(.07)
Net income (loss)	$(.12)	$.23	$.31	$.50
- Diluted
Income (loss) cumulative effect of changes in accounting principle	$(.12)	$.22	$.30	$.55
Cumulative effect of changes in accounting principles	—	—	—	(.07)
Net income (loss)	$(.12)	$.22	$.30	$.48

Number of shares used in per share computation:
- Basic	13,064	12,846	12,941	12,911
- Diluted	13,064	13,045	13,263	13,232

Total service capacity (end of period)	16,514	15,444	16,514	15,444
Contracted beds in operation (end of period)	9,566	9,289	9,566	9,289
Average occupancy (B)	100.2%	100.8%	100.1%	98.9%
Average occupancy excluding start-up operations	101.2%	100.8%	100.5%	98.9%

(A)      Revenues associated with the reported start-up expenses were $816,000 and $1.4 million for the quarter and year ended December 31, 2003, respectively.  There were no comparable amounts in 2002.

(B)        Occupancy percentages are based on contracted service capacity of residential facilities in operation.  Since certain facilities have service capacities that exceed contracted service capacities, occupancy percentages can exceed 100% of contracted service capacity.

Balance Sheet Data:

	December 31, 2003	December 31, 2002
Working capital	$86,214	$95,844
Property and equipment, net	267,903	255,450
Total assets	448,157	441,291
Long-term debt	227,292	232,258
Stockholders’ equity	166,235	159,808

Non-GAAP Financial Measures

The Company uses non-GAAP Financial measures, or as referenced herein “pro forma” measures, to assess the operating results and effectiveness of the Company’s operations.  These pro forma measures exclude the effect of pre-opening and start-up revenues and costs, revenues and costs associated with the New Morgan Academy, the escrow account change and other unusual items as set forth below.  These measures assist both the Company and its investors in understanding operating trends.  These non-GAAP financial measures may not be comparable to similarly titled measurements used by other companies and should not be used as a substitute for net income, earnings per share or other GAAP operating measurements.  Set forth below are reconciliations to GAAP measures of non-GAAP measures used herein.

RECONCILIATION OF HISTORICAL GAAP BASIS
RESULTS TO HISTORICAL NON-GAAP BASIS
INFORMATION: ($000’s except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002

GAAP Revenues	$69,379	$67,959	$271,632	$275,145
Less: New Morgan Academy revenue	—	344	26	13,290
Less: Start-up revenue	816	—	1,437	—
Pro forma revenues	$68,563	$67,615	$270,169	$261,855

GAAP income from operations	$1,675	$9,321	$24,384	$31,577
Plus:
New Morgan Academy (income) loss from operations	520	970	2,441	(454)
Pre-opening and start-up expenses, net of start-up revenue	1,126	—	1,961	—
Unusual items:
Charge for Southern Peak escrow funds	5,386	—	5,386	—
Special committee charges	—	—	—	1,859
Senior management severance costs	—	168	—	1,504
Write-off of deferred financing costs	—	—	—	1,003
Pro forma income from operations	$8,707	$10,459	$34,172	$35,489

GAAP net income (loss)	$(1,608)	$2,925	$3,970	$6,362
Plus:
New Morgan Academy net (income) loss	466	711	2,318	513
Pre-opening and start-up expenses, net of start-up Revenue	664	—	1,157	—
Unusual items:
Charge for Southern Peaks escrow funds	3,178	—	3,178	—
Special committee charges	—	—	—	1,097
Senior management severance costs	—	99	—	887
Write-off of deferred financing costs	—	—	—	592
Debt covenant waivers	—	—	—	487
Pro forma net income	$2,700	$3,735	$10,623	$9,938

RECONCILIATION OF HISTORICAL GAAP BASIS
RESULTS TO HISTORICAL NON-GAAP BASIS
INFORMATION:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002

GAAP earnings (loss) per share - diluted:	$(.12)	$.22	$.30	$.48
Plus:
New Morgan Academy	.04	.06	.18	.04
Pre-opening and start-up expenses, net of start-up Revenue	.05	—	.09	$—
Unusual items:
Charge for Southern Peaks escrow funds	.23	—	.23	—
Special committee charges	—	—	—	.08
Senior management severance costs	—	.01	—	.07
Write-off of deferred financing costs	—	—	—	.04
Debt covenant waivers	—	—	—	.04
Pro forma earnings per share – diluted	$.20	$.29	$.80	$.75

RECONCILIATION OF FORWARD-LOOKING INFORMATION:

	Three Months Ending March 31, 2004	Twelve Months Ending December 31, 2004

GAAP earnings per share - diluted	$0.05	$0.55
New Morgan Academy	0.04	0.15
Pre-opening and start-up expenses, net of start-up revenue	0.05	0.20
Pro forma earnings per share - diluted	$0.14	$0.90

Cornell Companies, Inc.

Operating Statistics

For the Quarter and Year Ended December 31, 2003 and 2002

	Three Months ended December 31,				Twelve Months Ended December 31,
	2003		2002		2003		2002
		%		%		%		%
Contracted beds in operation:
Secure Institutional	5,912	62%	5,796	62%	5,912	62%	5,796	62%
Adult Community-Based (1)	1,854	19%	1,919	21%	1,854	19%	1,919	21%
Juvenile (1)	1,800	19%	1,574	17%	1,800	19%	1,574	17%

Total	9,566	100%	9,289	100%	9,566	100%	9,289	100%

Number of billed mandays:
Secure Institutional	543,710	42%	533,015	42%	2,136,644	42%	2,064,269	42%
Adult Community-Based
Residential	192,747	15%	207,482	16%	763,044	15%	779,005	16%
Non-residential (2)	156,410	12%	149,595	12%	613,651	12%	590,982	12%
Juvenile:
Residential	134,699	10%	133,421	11%	540,737	11%	571,938	12%
Non-residential (2)	263,281	20%	246,772	19%	1,051,284	21%	929,121	19%
Total	1,290,847	100%	1,270,285	100%	5,105,360	100%	4,935,315	100%

Revenues:
Secure Institutional	$25,661	37%	$25,848	38%	$102,120	38%	$99,525	36%
Adult Community-Based
Residential	11,585	17%	11,696	17%	44,781	16%	45,740	17%
Non-residential	1,441	2%	1,415	2%	5,934	2%	5,304	2%
Juvenile:
Residential	23,410	34%	21,979	32%	89,161	33%	97,787	36%
Non-residential	7,282	10%	7,009	10%	29,636	11%	26,777	10%
Corp. & other	—	0%	12	0%	—	0%	13	0%
Total	$69,379	100%	$67,959	100%	$271,632	100%	$275,145	100%

Average revenue per diem:
Secure Institutional	$47.19		$48.49		$47.79		$48.21
Adult Community-Based
Residential	60.11		56.37		58.69		58.72
Non-residential (2)	9.21		9.46		9.67		8.97
Juvenile:
Residential	173.79		164.73		164.89		170.98
Non-residential (2)	27.66		28.40		28.19		28.82
Corp. & other					—		0.00
Total	$53.75		$53.50		$53.21		$55.75

(1)  Residential Contract Capacity Only

(2)  Non-residential “mandays” includes a mix of day units and hourly units.  Mental health facilities are reported in hours.